AMENDMENT TO INVESTMENT AGREEMENT

         THIS AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment") is made this 24th day of March 2004 by and between Revlon, Inc., a Delaware corporation (the "Company"), and Mafco Holdings Inc., a Delaware corporation (the "Investor").

                             W I T N E S S E T H:

         WHEREAS, the parties have entered into an Investment Agreement dated February 20, 2004 (the "Investment Agreement");

         WHEREAS, in light of the results of the Exchange Offer in which the aggregate principal amount of Additional Tendered Notes equals $190,339,000, which results in a Second Offering Amount of $9,661,000, the parties agree that the costs and expenses, including, without limitation, legal, accounting and printing expenses, as well as the use of organizational resources, in a $9,661,000 rights offering would be unduly disproportionate and that it would be a better use of corporate resources to add this amount to the additional debt reduction which is to be completed by March 31, 2006; and

         WHEREAS, the parties have determined to amend the Investment Agreement pursuant to Section 9.6 thereof, as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the parties hereto hereby agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Investment Agreement.

         Section 2. Second Rights Offering. Notwithstanding anything contained in Section 4 of the Investment Agreement to the contrary, the Company shall not conduct the Second Rights Offering and the Investor shall not purchase the Second Stage Back-Stop Shares. For the avoidance of doubt, this Amendment shall not (i) affect the Company's obligations with respect to the Third Stage Offerings, (ii) reduce the Third Stage Offering Amount (which, as a result of this Amendment, is currently $109,661,000) or (iii) affect the Investor's obligations to purchase shares of Class A Common Stock for an aggregate amount of cash equal to the Third Stage Back-Stop Amount (which, as a result of this Amendment, is currently $109,661,000).

         Section 3. Miscellaneous.

              3.1 Ratification of Investment Agreement. As modified hereby, the Investment Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

              3.2 Counterparts. This Amendment may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

              3.3 Headings. The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.



                           [Execution Page Follows]


         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


                                            REVLON, INC.


                                                /s/ Robert K. Kretzman
                                            By:________________________________
                                               Name:  Robert K. Kretzman
                                               Title: Executive Vice President,
                                                      Chief Legal Officer


                                            MAFCO HOLDINGS INC.


                                                /s/ Todd J. Slotkin
                                            By:______________________________
                                               Name:  Todd J. Slotkin
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer


Acknowledged and Agreed
pursuant to Section 9.10
of the Investment Agreement:

Fidelity Management & Research Co.

/s/ Nate Van Duzer
_______________________________
Authorized Signature

Nate Van Duzer
Assistant General Counsel
_______________________________
(Type or Print Name and Title of
Authorized Signatory)